Exhibit 10.2

Annual RSUs - 2017 form

THE McCLATCHY COMPANY

2012 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is entered into as of February 23, 2017 (the “Grant Date”), by and between THE McCLATCHY COMPANY, a Delaware corporation (the “Company”), and [_______] (the “Grantee”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company has established THE McCLATCHY COMPANY 2012 OMNIBUS INCENTIVE PLAN (as it may be amended from time to time, the “Plan”) in order to provide selected employees of the Company and its Affiliates with an opportunity to acquire shares of the Company’s Class A Common Stock (“Stock”); and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Stock Units described in this Agreement to the Grantee as an inducement to remain in the service of the Company and as an incentive for extraordinary efforts during such service.

NOW, THEREFORE, it is agreed as follows:

SECTION 1. GRANT OF RESTRICTED STOCK UNITS.

(a)       Grant. The Company hereby grants to the Grantee an award of [_______] Restricted Stock Units, each such unit representing a share of Stock, subject to the terms and conditions stated below.

(b)       Plan. The Restricted Stock Units under this Agreement are granted pursuant to the Plan, a copy of which the Grantee acknowledges having received and read. The provisions of the Plan are incorporated into this Agreement by reference, and any defined terms not defined herein shall have the meaning prescribed in the Plan.

SECTION 2. NO TRANSFER OR ASSIGNMENT OF RESTRICTED STOCK UNITS.

To the extent not yet settled, the Restricted Stock Units granted hereunder and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Restricted Stock Units, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, the Restricted Stock Units and the rights and privileges conferred hereby shall immediately become null and void.

Annual RSUs - 2017 form

SECTION 3. VESTING AND FORFEITURE.

(a)       Vesting. These Restricted Stock Units shall vest in installments only to the extent the Grantee remains in Service on such date listed below (each, a “Vesting Date”), as follows:

Vesting Date:	Percentage of Shares of Stock Vested:
March 1, 2018	33.33%
March 1, 2019	66.67%
March 1, 2020	100%

(b)       Acceleration Upon Termination Without Cause, Resignation for Good Reason or in the Event of Death or Disability. Notwithstanding any contrary provision of the Plan or this Agreement, but subject to the delivery requirements of Section 5 below, the Restricted Stock Units awarded under this Agreement shall become fully vested in the event the Grantee is involuntarily terminated by the Company without Cause, resigns from the Company for Good Reason or terminates employment with the Company on account of death or Disability.

(i)        Cause. For purposes of this Agreement, “Cause” shall mean (A) a willful failure by the Grantee to substantially perform the duties of his or her position with the Company, other than a failure resulting from the Grantee’s complete or partial incapacity due to physical or mental illness or impairment, or (B) a willful act by the Grantee which constitutes gross misconduct and which is materially injurious to the Company. No act, or failure to act, by the Grantee shall be considered “willful” unless committed without a reasonable belief that the act or omission was in the Company’s best interest.

(ii)       Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following circumstances, without the Grantee’s express written consent, unless, if correctable, such circumstances are fully corrected within 30 days of the notice of termination given in respect thereof: (A) a material diminution in the Grantee’s base compensation; (B) a material diminution in the Grantee’s authority, duties, or responsibilities; or (C) the geographic location at which the Grantee performs his or duties as of the date hereof is changed by a distance of more than 50 miles (except for required travel on Company business to the extent substantially consistent with the Grantee’s business travel obligations); provided further that a resignation shall not be considered to have been on account of Good Reason unless the Grantee provides the Company not less than 60 days’ advance notice in writing within 90 days of the initial occurrence of the condition that is the basis for such Good Reason and the Company does not correct the condition in the time frame described above.

Annual RSUs - 2017 form

(c)       Acceleration upon Termination (other than without Cause, for Good Reason or in the Event of Death or Disability). Notwithstanding any contrary provision of the Plan or this Agreement, but subject to the delivery requirements of Section 5 below, the Restricted Stock Units awarded under this Agreement shall become fully vested in the event that (A) the Grantee’s Service is terminated on or after the first Vesting Date under Section 3(a) for any reason (other than upon termination without Cause, resignation for Good Reason, or termination on account of death or Disability) and (B) the Grantee has accumulated 10 or more continuous years of Service and is 55 years of age or older at the time of such termination of Service.

(d)       Acceleration upon Change in Control. Notwithstanding any contrary provision of the Plan or this Agreement, upon a Change in Control while the Grantee remains in Service, the Grantee immediately shall become fully vested in the Restricted Stock Units under this Agreement.

(e)       Forfeiture. If vesting has not otherwise been accelerated as provided in this Section 3, the Grantee shall immediately forfeit all unvested Restricted Stock Units awarded under this Agreement upon his or her termination of Service with the Company.

(f)       Leaves of Absence. For purposes of this Agreement, the Grantee’s Service does not terminate when the Grantee goes on a bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. The Grantee’s Service terminates in any event when the approved leave ends unless the Grantee immediately returns to active employee work. The Committee determines, in its sole discretion, which leaves count for this purpose, and when the Grantee’s Service terminates for all purposes under the Plan.

SECTION 4. STOCKHOLDER RIGHTS.

The Grantee will have no rights as a stockholder unless and until the Grantee becomes vested in accordance with Section 3, thereby becoming the holder of record of shares of Stock upon delivery of the Stock. In accordance therewith, the Grantee shall not be credited with Dividend Equivalent Rights on the Restricted Stock Units to the extent of dividends issued on shares of Stock.

SECTION 5. SETTLEMENT OF RESTRICTED STOCK UNITS.

(a)       Delivery of Shares of Stock. In the event the Grantee becomes vested in all or a portion of the Restricted Stock Units under this Agreement, the Restricted Stock Units shall be settled by delivery of shares of Stock in respect of each Restricted Stock Unit on the earlier of (i) the date the Grantee’s Restricted Stock Units vest pursuant to the vesting schedule specified in Section 3(a) or as accelerated pursuant to Section 3(d) and, except as required below in paragraph (b), the date of such vesting shall be the record date of the Grantee’s ownership of the shares of Stock; or (ii) the first day of the seventh month following the date of the Grantee’s termination of Service (or the date of the Grantee’s death, if earlier) and, except as required below in paragraph (b), the first day of the seventh month following the date of the Grantee’s termination of Service (or the date of the Grantee’s death, if earlier) shall be the record date of Grantee’s ownership of the shares of Stock (such earlier date, the “Payout Date”). Any fractional shares shall be delivered in cash. The certificates for the shares of Stock so delivered may be recorded using the book-entry method of recording share issuance and dividends. To the extent shares of Stock delivered in accordance with this Agreement is used to cover applicable tax withholding (as described below) the certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A.

Annual RSUs - 2017 form

(b)       Delayed Delivery. In no event will the Stock be delivered beyond December 31 of the calendar year in which the Payout Date occurs; provided that delivery of Stock shall be delayed to the extent the Committee reasonably anticipates that making payment would violate Federal securities laws or other applicable law, in which case the Stock shall instead be delivered at the earliest date at which the Committee reasonably anticipates that undertaking the delivery will not give rise to the violation just described.

SECTION 6. LEGALITY OF INITIAL ISSUANCE.

No shares of Stock shall be issued upon the vesting of all or a portion of this Award unless and until the Company has determined that:

(a)       It and the Grantee have taken any actions required to register the shares of Stock under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b)       Any applicable listing requirement of any stock exchange on which the shares of Stock is listed has been satisfied; and

(c)       Any other applicable provision of state or federal law has been satisfied.

SECTION 7. NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of the shares of Stock under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of the shares of Stock under this Agreement to comply with any law.

SECTION 8. RESTRICTIONS ON TRANSFER OF SHARES OF STOCK.

Regardless of whether the offering and sale of the shares of Stock under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such shares of Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law.

Annual RSUs - 2017 form

SECTION 9. ADJUSTMENT OF STOCK.

(a)       General. If the number of outstanding shares of common stock is increased or decreased or the shares of common stock are changed into or exchanged for a different number or kind of Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of Stock, exchange of Stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Stock effected without receipt of consideration by the Company occurring after the Grant Date, the Committee shall make appropriate adjustments in the number of shares of Restricted Stock Units covered by this grant.

(b)       Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, this grant shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of this grant by the surviving corporation or its parent, for its continuation by the Company (if the Company is a surviving corporation) or for settlement in cash.

(c)       Reservation of Rights. Except as provided in this Section 9, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of Stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class. Any issue by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Restricted Stock Units subject to this grant. The award of this grant shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10. CERTAIN CUT-BACK OF PAYMENTS.

Notwithstanding anything to the contrary in this Agreement, if payments made pursuant to this Agreement are considered “parachute payments” under Code Section 280G, then the sum of such parachute payments plus any other payments made by the Company to the Grantee which are considered parachute payments shall be limited to the greatest amount which may be paid to the Grantee under Code Section 280G without causing any loss of deduction to the Company under such section; but only if, by reason of such reduction, the Committee reasonably determines that the net after tax benefit of Grantee shall exceed the net after tax benefit if such reduction were not made.  The Company shall accomplish any such reduction required pursuant to this Section 10 by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Restricted Stock Units, then by reducing or eliminating any other remaining parachute payments.

SECTION 11. MISCELLANEOUS PROVISIONS.

(a)       Withholding Taxes. In the event that the Company determines that it is required to withhold foreign, federal, state or local tax as a result of the vesting of Restricted Stock Units and delivery of shares of Stock pursuant to this Agreement, the Grantee, as a condition to the vesting of the Restricted Stock Units, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. Satisfactory arrangements shall include share withholding and delivery of previously owned Stock acquired pursuant to this Agreement in an amount equal to the minimum applicable withholding or other taxes due.

Annual RSUs - 2017 form

(b)       No Employment Rights. Nothing in this Agreement shall be construed as giving the Grantee the right to be retained as an employee or in any Service capacity. The Company reserves the right to terminate the Grantee’s service at any time and for any reason.

(c)       Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party’s signature on this Agreement, or at such other address as such party may designate by 10 days’ advance written notice to the other party to this Agreement.

(d)       Consent to Electronic Delivery. The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, Grantee agrees that the Company may deliver the Plan prospectus and the Company’s annual report to the Grantee in electronic format. If at any time the Grantee prefers to receive paper copies of such documents, as the Grantee is entitled to, the Company will provide copies. Request for paper copies of such documents may be made to the Secretary of the Company at 916-321-1828 or bmcconkey@mcclatchy.com.

(e)       Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.

(f)       Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(g)        Code Section 409A. It is intended that this Agreement comply with Section 409A of the Code (“Section 409A”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Agreement shall be interpreted and administered to be in compliance with Section 409A. To the extent that the Company determines that the Grantee would be subject to the additional taxes or penalties imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional taxes or penalties. The Company shall determine the nature of any such amendment. Notwithstanding anything to the contrary in this Agreement, for purposes of any provision of this Agreement providing for the delivery of any shares of Stock upon or following a termination of employment or a termination of Service that are considered “deferred compensation” under Section 409A, references to the Grantee’s “termination of employment” or “termination of Service” (and corollary terms) with the Company shall be construed to refer to the Grantee’s “separation from service” (as defined for purposes of Section 409A).

Annual RSUs - 2017 form

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its officer duly authorized to act on behalf of the Committee, and the Grantee has personally executed this Agreement.

THE McCLATCHY COMPANY

By
Secretary

Company’s Address:

2100 Q Street
Sacramento, CA 95816

GRANTEE

Grantee’s Address:

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, _____________hereby sells, assigns and transfers unto The McClatchy Company, a Delaware corporation (the “Company”), ____________ (__________) shares of Class A common stock of the Company represented by Certificate No. ___ herewith and does hereby irrevocable constitute and appoint ______________ attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:____________, 20___

Print Name

Signature

Spouse Consent (if applicable)

___________________ (Purchaser’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of Class A common stock of the Company.

Signature

INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO CANCEL SHARES OF STOCK IN CONNECTION WITH SHARE WITHHOLDING FOR SATISFACTION OF TAX WITHHOLDING, AS APPLICABLE, AT SUCH TIME AS ANY SHARES OF STOCK ARE DELIVERED UNDER THE AGREEMENT.

A-1